Exhibit 99.1

www.hearstargyle.com

NEWS	Contact: Thomas W. Campo (212) 887-6827

HEARST-ARGYLE TELEVISION TO WEBCAST FIRST-QUARTER EARNINGS CONFERENCE CALL; UPDATES EARNINGS GUIDANCE

NEW YORK, NY, April 4, 2003—Hearst-Argyle Television, Inc. (NYSE: HTV) is scheduled to issue a news release regarding its first-quarter results on Friday, May 2, 2003 at approximately 6:45 a.m. EDT. The Company plans to host a conference call to discuss the earnings release that morning at 9:30 a.m. EDT.

The conference call will be Webcast simultaneously from Hearst-Argyle’s Web site, www.hearstargyle.com. Access to the live audio Webcast, which will be in Windows Media format, will be given from the Company’s homepage. A recording of the Webcast will remain archived on the Web site.

The conference call number is (888) 810-4704 for domestic calls and (706) 634-0199 for international calls; the conference can be accessed with the identification “Hearst-Argyle.” A replay of the call will be available through midday May 9 at (800) 642-1687 or (706) 645-9291 (international) by entering the conference ID # 16430.

The Company also updated its first-quarter earnings guidance, issued publicly on February 7. At the time, the Company anticipated net revenues for the quarter to be flat-to-up 2%, with EPS in the range of $0.11 to $0.13. The Company now expects revenues to be down approximately 4%, with EPS in the range of $0.08 to $0.10.

“Our guidance in early February was tempered by our advertisers’ concerns over the potential impact on advertising from a still-uncertain geopolitical situation,” noted David J. Barrett, Hearst-Argyle Television president and chief executive officer. “Since the commencement of the war on March 19, our ad revenues have been adversely affected by war-related cancellations, schedule adjustments and pre-emptions for network news coverage.” Barrett noted that the Company expects to offer any available guidance on its second quarter when it reports first-quarter results on May 2.

Hearst-Argyle to Webcast May 2 Earnings Call …/2

“News coverage is the hallmark of our Company,” Barrett added. “That means our local television stations’ advertising revenues can be affected by major world events requiring extended coverage. It also means that our television journalists have an added responsibility to keep their audiences informed, and Hearst-Argyle newspeople have performed impressively.”

Hearst-Argyle Television, Inc. owns 24 television stations, and manages an additional three television and two radio stations, in geographically diverse U.S. markets. The Company’s television stations reach about 17.7% of U.S. TV households, making it one of the largest U.S. television station groups. The Company owns 10 NBC affiliates, and is the second-largest NBC affiliate owner. Hearst-Argyle also owns 11 ABC affiliated stations, and manages an additional 12th ABC station owned by The Hearst Corporation, and is the largest ABC affiliate group. The Company also owns two CBS affiliates and a WB affiliate, and manages a UPN affiliate and an independent station. Hearst-Argyle also is involved in television production and syndication, through a joint venture with NBC Enterprises, and is a leader in the convergence of local broadcast television and the Internet through its partnership with Internet Broadcasting Systems. Hearst-Argyle is controlled by The Hearst Corporation. Hearst-Argyle trades on the New York Stock Exchange under the symbol “HTV.”

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenues, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.